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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated September 12, 2000, relating to the financial statements of Retractable Technologies, Inc., which appears in such Registration Statement.
We also consent to the references to us under the headings "THE OFFERING-Summary Financial and Operating Data", "Experts" and "Accountants" in such Registration Statement.


/S/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
December 22, 2000